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                                                                    Exhibit 17a



                 TOUCHSTONE _______________ FUND C (THE "FUND")
                 (A SEPARATE SERIES OF SELECT ADVISORS TRUST C)


 THIS SOLICITATION IS MADE ON BEHALF OF THE TRUSTEES OF SELECT ADVISORS TRUST C
                                  (THE "TRUST")

         The undersigned appoints Edward G. Harness, Jr., James J. Vance and Andrew S. Josef and each of them, with full power of substitution, as attorneys and proxies of the undersigned, and does thereby request that the votes attributable to the undersigned be cast at the Meeting of Shareholders of the Fund to be held at 10:00 a.m. on October 29, 1998 at the offices of the Trust, 311 Pike Street, Cincinnati, Ohio, and at any adjournment thereof.

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THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BELOW, OR IF NO
DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSAL BELOW.

THE BOARD OF TRUSTEES OF THE TRUST RECOMMENDS A VOTE FOR THE PROPOSAL.

PLEASE VOTE BY CHECKING YOUR RESPONSE.

         1. To approve an Agreement and Plan of Reorganization and Liquidation and the transactions contemplated thereby, including (a) the transfer of substantially all of the assets and liabilities of each Trust C Fund to the corresponding series of Select Advisors Trust A (a "Trust A Fund"), in exchange for Class C shares of such Trust A Fund, and (b) the distribution of such Trust A Fund's Class C shares to the shareholders of such Trust C Fund.

         FOR [ ]          AGAINST [ ]          ABSTAIN [ ]


Total Shares Owned by the Undersigned:  ______

PLEASE VOTE, DATE, SIGN EXACTLY AS          NOTE: THE UNDERSIGNED HEREBY
YOUR NAME APPEARS ON THIS CARD, AND         ACKNOWLEDGES RECEIPT OF THE NOTICE
RETURN THIS PROXY IN THE ENCLOSED           OF MEETING AND PROXY STATEMENT AND
SELF-ADDRESSED ENVELOPE                     REVOKES ANY PROXY HERETOFORE GIVEN
                                            WITH RESPECT TO THE VOTES COVERED BY
                                            THIS PROXY.


Dated:______________________, 1998          ____________________________________
                                            Signature

                                            ____________________________________
                                            Signature If Jointly Held


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